SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 23, 2010

STRATTEC SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

0-25150	39-1804239
(Commission File Number)	(I.R.S. Employer I.D. Number)

3333 West Good Hope Road Milwaukee, WI	53209
(Address of Principal Executive Offices)	(Zip Code)

(414) 247-3333
(Registrant's telephone number; including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01.  Changes in Registrant's Certifying Accountant.

   On February 23, 2010, STRATTEC SECURITY CORPORATION (the "Company") dismissed Grant Thornton LLP as its independent public accountants and appointed Deloitte & Touche LLP as its new independent public accountants.  The decision to dismiss Grant Thornton and to retain Deloitte & Touche was approved by the Company's Audit Committee on February 23, 2010.

Grant Thornton's reports on the Company's consolidated financial statements for each of the fiscal years ended June 28, 2009 and June 29, 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

   During the Company's two most recent fiscal years and through February 23, 2010, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

   The Company has provided Grant Thornton with a copy of the foregoing disclosures and has requested that Grant Thornton review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-K.  A copy of Grant Thornton's letter to the Securities and Exchange Commission is attached to this report as Exhibit 16.1.

   During the fiscal years ended June 28, 2009 and June 29, 2008, and the subsequent interim period through February 23, 2010, the Company did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

                   (d)    Exhibits

   16.1 -- Letter of Grant Thornton LLP dated February 24, 2010 concerning change in the registrant's certifying accountant.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATTEC SECURITY CORPORATION
Date:  March 1, 2010
BY /s/ Patrick J. Hansen
       Patrick J. Hansen, Senior Vice President and
       Chief Financial Officer